      As filed with the Securities and Exchange Commission on June 4, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              -------------------



                             SPATIAL TECHNOLOGY INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                              -------------------

           Delaware                                       84-1035353
    ------------------------             ------------------------------------
    (State of Incorporation)             (I.R.S. Employer Identification No.)

                              -------------------

                           2425 55th Street, Suite 100
                             Boulder, Colorado 80301
                                 (303) 449-0649

                              -------------------

                    (Address of principal executive offices)

                              -------------------

                           1996 Equity Incentive Plan
                          Employee Stock Purchase Plan


                    ----------------------------------------
                            (Full title of the plans)

                                 R. Bruce Morgan
                      President and Chief Operating Officer
                             Spatial Technology Inc.
                           2425 55th Street, Suite 100
                             Boulder, Colorado 80301
                                 (303) 449-0649


    ------------------------------------------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                              -------------------

                                   Copies to:
                             Michael L. Platt, Esq.
                               Cooley Godward LLP
                        2595 Canyon Boulevard, Suite 250
                          Boulder, Colorado 80302-6737
                                 (303) 546-4000

                               -------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                      PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES TO                              OFFERING PRICE PER      AGGREGATE OFFERING
      BE REGISTERED            AMOUNT TO BE              SHARE(2)                 PRICE(2)                 AMOUNT OF
                              REGISTERED(1)                                                            REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.01)           200,000                 $ 2.25                  $ 450,000                  $ 295.00
================================================================================================================================


================================================================================
(1) Comprised of 125,000 and 75,000 shares of Common Stock to be registered under the 1996 Equity Incentive Plan, as amended, and the Employee Stock Purchase Plan, as amended, respectively.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low price of Registrant's Common Stock within the five business days prior to June 4, 1998 as reported on the American Stock Exchange for shares subject to options to be granted under the 1996 Equity Incentive Plan, as amended, and the Employee Stock Purchase Plan, as amended. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
================================================================================



                                       2.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-14429


          The following documents filed by Spatial Technology Inc., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

          (a) The contents of Registration Statement on Form S-8 No. 333-14429 filed with the Securities and Exchange Commission on October 18, 1996;

          (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (c) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the issuance of the Common Stock offered pursuant to the 1996 Equity Incentive Plan, as amended and the Employee Stock Purchase Plan, as amended will be passed upon for the Company by Cooley Godward LLP.


                                    EXHIBITS

EXHIBIT
NUMBER
------
5         Opinion of Cooley Godward LLP.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Cooley Godward LLP is contained in Exhibit 5 to this
          Registration Statement.

24        Power of Attorney is contained on the signature pages.

99.1*     1996 Equity Incentive Plan, as amended as of March 31, 1998.

99.2*     Employee Stock Purchase Plan, as amended as of March 31, 1998.


----------
* Incorporated by reference to the Issuer's Definitive Proxy on Schedule 14A, dated April 9, 1998.




                                       3.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on June 4, 1998.

                                   SPATIAL TECHNOLOGY INC.


                                   By: /s/ R. Bruce Morgan
                                       -------------------------------------
                                       R. Bruce Morgan
                                       President and Chief Operating Officer



                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Bruce Morgan and Richard M. Sowar, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                             TITLE                                       DATE
---------                             -----                                       ----

/s/ Richard M. Sowar                  Chief Executive Officer and Director        June 4, 1998
----------------------------------    (Principal Executive Officer)
Richard M. Sowar


                                      President, Chief Operating Officer
/s/ R. Bruce Morgan                   and Director (Principal Financial and       June 4, 1998
----------------------------------    Accounting Officer)
R. Bruce Morgan


/s/ Fred F. Nazem                     Chairman of the Board of Directors          June 4, 1998
----------------------------------
Fred F. Nazem


/s/ Philip E. Barak                   Director                                    June 4, 1998
----------------------------------
Philip E. Barak


/s/ H. Robert Gill                    Director                                    June 4, 1998
----------------------------------
H. Robert Gill


/s/ M. Thomas Hull                    Director                                    June 4, 1998
----------------------------------
M. Thomas Hull



                                       4.

EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION                                                      SEQUENTIAL PAGE NUMBER
-------        -----------                                                      ----------------------
 5        Opinion of Cooley Godward LLP                                                   6

23.1      Consent of KPMG Peat Marwick LLP                                                7

23.2      Consent of Cooley Godward LLP is contained in Exhibit 5 to this                 6
          Registration Statement

24        Power of Attorney is contained on the signature pages.                          4

99.1*     1996 Equity Incentive Plan, as amended

99.2*     Employee Stock Purchase Plan, as amended.


----------
* Incorporated by reference to the Issuer's Definitive Proxy on Schedule 14A, dated April 9, 1998.





                                       5.